UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of	(Commission	(IRS Employer
Organization)	File Number)	Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of the Company was held on May 19, 2011 (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: Election of Directors

Elected the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualify:

	VOTES CAST			BROKER
	FOR	AGAINST	ABSTENTIONS	NON-VOTES

Milton Cooper	22,795,795	141,870	35,886	7,176,374

Philip E. Coviello	22,798,981	136,932	37,638	7,176,374

David B. Driscoll	22,866,947	71,768	34,836	7,176,374

Leo Liebowitz	22,854,750	79,650	39,151	7,176,374

Richard E. Montag	22,874,623	62,040	36,888	7,176,374

Howard Safenowitz	22,791,766	146,723	35,062	7,176,374

Proposal 2: Approval of the Compensation of our Named Executive Officers

Approved, on an advisory basis (non-binding), the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement (“Say on Pay”) for the Annual Meeting. There were 22,564,860 votes cast for the proposal, 196,116 votes cast against the proposal, 212,575 abstentions and 7,176,374 broker non-votes.

Proposal 3: Frequency of Holding Future Advisory Votes on the Compensation of our Named Executive Officers

Approved, on an advisory basis (non-binding), a frequency period of every year (an annual vote) for future votes on Say on Pay proposals. There were 20,299,423 votes cast for a frequency period of every year, 185,814 votes cast for a frequency period of every two years, 2,414,036 votes cast for a frequency period of every three years, 74,278 abstentions and 7,176,374 broker non-votes. Based on these results, the Company's Board of Directors intends to hold an advisory vote on Say on Pay every year.

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011. There were 29,939,750 votes cast for the appointment, 131,795 votes cast against the appointment, 78,300 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: May 24, 2011	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and
Chief Financial Officer

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